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                                                                     EXHIBIT 3.5

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                        SCG (CZECH) HOLDING CORPORATION

FIRST:      The name of the corporation is SCG (Czech) Holding Corporation.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD: The name of the corporation's initial agent for service of process in the state of Delaware is

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801
            (New Castle County)

FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:       The name and mailing address of the incorporator are as follows:

            Name:                Virginia Wilhite
            Mailing Address:     1303 East Algonquin Road
                                 Schaumberg, IL 60196

            I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 4th day of May, 1999.

                                          /s/ Virginia Wilhite
                                          --------------------
                                          Virginia Wilhite

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

Subscribed and sworn to before me this
4th day of May, 1999


___________________
Notary Public